EXHIBIT (10)(A)

                                AMENDMENTS TO THE
                              GUILFORD MILLS, INC.
                             1991 STOCK OPTION PLAN


         The first sentence of Article X of the Option Plan shall be amended to read in its entirety as follows:

                  Subject to the terms and conditions of Articles X through XIV hereof, commencing with the Annual Meeting of stockholders of the Company to be held in February, 1997, each person who has served as a director of the Company for two or more consecutive years on the date of grant shall automatically be granted, subject to continued service as a director, (a) upon the first date of grant occurring after the completion of two consecutive years of service as a director of the Company, an option to purchase 7,500 Shares, and (b) upon each of the dates of grant occurring after the completion of two consecutive years of service as a director of the Company prior to the expiration of this Plan, an option to purchase 3,750 Shares.

         Article XIII of the Option Plan shall be amended to read in its entirety as follows:

                  XIII.    DIRECTOR PARTICIPANT'S ELIGIBILITY  UNDER THE PLAN

                  Any Director Participant who is also a key employee of the Company or a key employee of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired and who has received an Option pursuant to
                  Article X hereof prior to the Annual Meeting of stockholders of the Company to be held in February, 1997 shall be eligible to receive any other grant or award under any other Article of this Plan. Commencing with the Annual Meeting of stockholders of the Company to be held in February, 1997, a director of the Company who is also a key employee of the Company or a key employee of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired shall be ineligible to receive an Option pursuant to Article X hereof, but shall be eligible to receive any other grant or award under any other Article of this Plan.


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         The first sentence of Article XXIV of the Option Plan shall be amended to read in its entirety as follows:

                  The Board of Directors, the Executive Committee or the Option Committee, as the case may be, may, from time to time, amend the Plan without the approval of the stockholders of the Company, unless such approval is otherwise required by law.




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